Exhibit 15.8

LETTER OF CONSENT

We hereby consent to the Valuation report in respect of options granted in November 24, 2009 under the framework of ESOP 2008, dated January 2010 which we prepared for Plaza Centers N.V. (the "Company"), in the Annual Report on Form 20-F of Elbit Imaging Ltd. for the year ended December 31, 2009 and to the incorporation by reference of such Annual Report in the Registration Statements on Form S-8 (Registration No. 333-117509, No. 333-130852, No. 333-136684 and No. 333-152820) filed by Elbit Imaging Ltd. and in the Shelf Prospectus filed by Elbit Imaging Ltd. with the Israeli Securities Authority and the Tel Aviv Stock Exchange on July 21, 2009.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed with the Annual Report under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Financial Immunities Dealing Room Ltd.
Financial Immunities Dealing Room Ltd.

Ness Ziona, Israel
May 9, 2010